Exhibit 10.1

TPP Unit Appreciation Right Grant

(Texas Eastern Products Pipeline Company, LLC)

Grant No.:	TPP UAR-____
Date of Grant:	____________________, 20__
Name of Grantee:	__________________________
Grant Price per Unit:	$ _________________________
Grant DER per Unit:	$_________________________
Number of UARs Granted:	_________

EPCO, Inc. (“Company”) is pleased to inform you that you have been granted, under the EPCO, Inc. 2006 TPP Long-Term Incentive Plan, as the same may from time to time hereafter be amended, supplemented or modified (the “Plan”), TPP Unit Appreciation Rights (“UARs”) as set forth above with TPP being TEPPCO Partners, L.P. (“Partnership”). Texas Eastern Products Pipeline Company, LLC (“General Partner”) is the sole general partner of the Partnership. The terms of the Award are as follows:

1.

Vesting. The UARs shall become automatically payable on the earlier of (the “Vesting Date”) (i) the date which is the fifth anniversary of the Date of Grant or (ii) the date on which you have had a Qualifying Event. A “Qualifying Event” means your employment with the Company and its Affiliates is terminated due to your (x) death, (y) being disabled and entitled to receive long-term disability benefits under the Company’s long-term disability plan or (z) retirement with the approval of the Committee on or after reaching age 60. In the event your employment with the Company and its Affiliates terminates for any reason other than a Qualifying Event, the UARs shall automatically and immediately be forfeited and cancelled without payment on such date.

2.

No Right to Employment.   Nothing in this Award or in the Plan shall confer any right on you to continue employment with the Company or its Affiliates or restrict the Company or its Affiliates from terminating your employment at any time. Employment with an Affiliate shall be deemed to be employment with the Company for purposes of the Plan. Unless you have a separate written employment agreement with the Company or an Affiliate, you are, and shall continue to be, an “at will” employee.

3.

UAR Payment. On the Vesting Date, the General Partner will pay you, with respect to each UAR, an amount equal to the excess, if any, of the Fair Market Value of a Unit on the Vesting Date over the Grant Price per Unit. In the sole discretion of the Committee, payment may be made in Units, cash or any combination thereof.

4.

DER Payment. As soon as possible after each quarterly distribution date beginning on the distribution date occurring in the quarter immediately succeeding the Grant Date and ending the quarter immediately preceding the Vesting Date, the General Partner will pay you if you are an employee of EPCO, or if your employment has been terminated as a result of a Qualifying Event, a cash payment equal to the product of:

(a)	the total number of UAR, multiplied by

(b)	an amount equal to the excess, if any, of the distribution paid with respect to a Unit for such quarter over the Grant DER per Unit.

5.

Transferability. None of the UARs are transferable (by operation of law or otherwise) by you, other than by will or the laws of descent and distribution. If, in the event of your divorce, legal separation or other dissolution of your marriage, your former spouse is awarded ownership of, or an interest in, all or part of the UARs granted hereby to you, the Award shall automatically and immediately be forfeited and cancelled in full without payment on such date.

6.	Governing Law. This Award shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to conflicts of laws principles thereof.
7.

Plan Controls. This Award is subject to the terms of the Plan, which is hereby incorporated by reference as if set forth in its entirety herein. In the event of a conflict between the terms of this Award and the Plan, the Plan shall be the controlling document. Capitalized terms which are used, but are not defined, in this Award have the respective meanings provided for in the Plan.

EPCO, Inc.
By:_________________________________
Name: _____________________________
Title:	______________________________

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